                          AGREEMENT AND PLAN OF MERGER


         This Agreement and Plan of Merger, dated as of October 16, 1989 ("Agreement"), is between Weitz Series Fund, Inc. ("Series Fund"), a Minnesota corporation, and Weitz Value Fund, Inc.
("Value Fund"), a Nebraska corporation.

         WHEREAS, on October 16, 1989, the Board of Directors of Value Fund approved this Agreement providing for the merger of Value Fund, with and into Series Fund, and found that such transaction was in the best interests of its shareholders; and

         WHEREAS, on October 16, 1989 the Board of Directors of Series Fund approved and adopted this Agreement and the transactions contemplated herein;

         NOW, THEREFORE, in consideration of the mutual agreements set forth below, the parties hereto agree as follows:

                                    ARTICLE I

                                   THE MERGER

         SECTION 1.01 The Merger. Upon the terms and subject to the conditions hereof, and in accordance with the Nebraska Business Corporation Act ("NBCA") and the Business Corporations Law of the State of Minnesota (the "MBCL"), Value Fund shall be merged with and into Series Fund (the "Merger") following the satisfaction or waiver of the conditions set forth in Article V hereof. Following the Merger, Series Fund shall continue as the successor corporation (the "Surviving Corporation"), under the laws of the State of Minnesota and shall be named "Weitz Series Fund, Inc." and the separate corporate existence of Value Fund shall cease.

         SECTION 1.02 Effective Time. The Merger shall be consummated by
(i) filing with the Secretary of State of the State of Nebraska Articles of Merger and (ii) filing with the Secretary of State of the State of Minnesota Articles of Merger, in each case in such form as required by, and executed in accordance with, the relevant provisions of the NBCA and MBCL, respectively. The Articles of Merger will be filed in Minnesota prior to, or concurrently with, the filing of the Articles of Merger in Nebraska. The time of filing of the Articles of Merger with the Secretary of State of Nebraska shall be the "Effective Time" but for accounting purposes the Merger shall occur at the later of 12:01 a.m. on April 1, 1990 or the Effective Time.

         SECTION 1.03 Effects of the Merger. The Merger shall have the effects set forth in the NBCA and the MBCL, except that Series Fund agrees that any liability, obligation or penalty assumed by it relating to or arising from Value Fund shall be satisfied first out of assets allocated to the Value Portfolio of the Fund before recourse to any other assets of the Fund.

         SECTION 1.04 Articles of Incorporation and By-Laws. (a) The Articles of Incorporation of Series Fund in effect at the Effective Time shall be the Articles of Incorporation of the Surviving Corporation.

         (b) The By-Laws of Series Fund as in effect at the Effective Time shall be the By-Laws of the Surviving Corporation.

         SECTION 1.05 Directors and Officers. The directors and officers of Series Fund at the Effective Time shall be the directors and officers of the Surviving Corporation and will hold offices from the Effective Time until their respective successors are duly elected or appointed and qualify in the manner provided in the Articles of Incorporation and By-Laws of the Surviving Corporation, or as otherwise provided by law.

         SECTION 1.06 Conversion of Shares. (a) Each share and each fractional share of Value Fund Common Stock (the "Shares"), issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into one, or an identical fraction of one fully paid and nonassessable Value Portfolio Share of Series Fund, as described in Article 5 of the Articles of Incorporation of Series Fund, as supplemented by a Resolution of the Board of Directors of Series Fund dated October 16, 1989 establishing such Value Portfolio Shares, 10,000,000 of which are authorized and none of which will be outstanding prior to the Effective Time.

                                   ARTICLE II

                               TRANSFER OF SHARES

         SECTION 2.01 Transfer of Shares. (a) Prior to the Effective Time, Wallace R. Weitz & Company shall be designated to act as Transfer Agent for both parties in connection with the Merger (the "Transfer Agent").

         (b) At the Effective Time, ownership of the Shares by each registered holder thereof, as evidenced by a book entry on the books of registry maintained by the Transfer Agent, will become ownership of a like number of Value Portfolio Shares, identically registered, without additional notice to such registered holder.

         (c) After the Effective Time there shall be no transfers on the stock transfer books of Value Fund of the Shares. Any such purported transfer shall be deemed a transfer of the Value Portfolio Shares into which such shares have been converted.

                                   ARTICLE III

                  REPRESENTATION AND WARRANTIES OF SERIES FUND

         Series Fund hereby represents and warrants to Value Fund as follows:

         SECTION 3.01 Organization and Qualification. Series Fund is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota and has the requisite corporate power to carry on its business as it is now being conducted and is contemplated to be conducted. Series Fund is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties or the nature of its activities makes such qualifications necessary, except where the failure to be so qualified will not have a material adverse effect on the business, financial condition or operations of Series Fund taken as a whole.

         SECTION 3.02 Capitalization. The authorized capital stock of Series Fund consists of 100,000,000 shares, par value $.001 per share, of which 10,000,000 are classified as Fixed Income Portfolio Shares and 10,000,000 are classified as Value Portfolio Shares. As of the date hereof 163,095.13 Fixed Income Portfolio Shares were outstanding and no Value Portfolio Shares were outstanding. The Value Portfolio Shares conform in all material respects to the description thereof in Series Fund's registration statement on Form N-1A with respect thereto (the "Registration Statement") filed with the Securities and Exchange Commission (the "SEC").

         SECTION 3.03 Authority Relative to This Agreement. Series Fund has the requisite corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. Any corporate action on the part of Series Fund necessary to authorize this Agreement and the transactions contemplated hereby has been taken. This Agreement has been duly and validly executed and delivered by Series Fund and, upon approval by the shareholders of Series Fund as provided for in Section 5.01(a) hereof, will constitute a valid and binding agreement of Series Fund, enforceable against it in accordance with its terms.

         SECTION 3.04 Absence of Breach; No Consents. The execution, delivery and performance of this Agreement by Series Fund does not (i) conflict with or result in a breach of any of the provisions of the articles of incorporation or by-laws of Series Fund, (ii) contravene any law, rule or regulation of any state or of the United States, or any order, writ, judgment, injunction, decree, determination or award, or cause the suspension or revocation of any authorization, consent, approval or license, presently in effect which affects or binds Series Fund except where such contravention will not have a material adverse effect on the business, financial condition or operations of Series Fund, or (iii) require the authorization, consent, approval or license of any third party or governmental entity.

         SECTION 3.05 Full Disclosure. No representation or warranty made by or on behalf of Series Fund to Value Fund pursuant to the provisions of this Agreement contains or will contain as of the Effective Time any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements herein, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF VALUE FUND

         Value Fund represents and warrants to Series Fund as follows:

         SECTION 4.01 Organization and Qualification. Value Fund is a corporation duly organized, validly existing and in good standing under the laws of the State of Nebraska and has the requisite corporate power to carry on its business as it is now being conducted. Value Fund is duly qualified to do business as a foreign corporation and is in good standing, in each jurisdiction where the character of its properties or the nature of its activities makes such qualifications necessary, except where the failure to be so qualified will not have a material adverse effect on the business, financial condition or operations of Value Fund as a whole.

         SECTION 4.02 Capitalization. The authorized capital stock of Value Fund consists of 200,000,000 shares of Common Stock, par value $.001 per share. As of the date hereof, 1,862,823.259 shares of Common Stock were validly issued and outstanding, fully paid and nonassessable.

         SECTION 4.03 Authority Relative to This Agreement. Value Fund has the requisite corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. Any corporate action on the part of Value Fund necessary to authorize this Agreement and the transactions contemplated hereby has been taken. This Agreement has been duly and validly executed and delivered by Value Fund and, upon approval by the shareholders of Value Fund as provided for in Section 5.01(a) hereof, will constitute a valid and binding agreement of Value Fund, enforceable against it in accordance with its terms.

         SECTION 4.04 Absence of Breach; No Consents. The execution, delivery and performance of this Agreement by Value Fund does not (i) conflict with or result in a breach of any of the provisions of its Articles of Incorporation or By-Laws, (ii) contravene any law, rule or regulation of any state or of the United States, or any order, writ, judgment, injunction, decree, determination or award, or cause the suspension or revocation of any authorization, consent, approval or license, presently in effect, which affects or binds Value Fund, except where such contravention will not have a material adverse effect on the business, financial condition or operations of Value Fund taken as a whole, or
(iii) require the authorization, consent, approval or license of any third party or governmental entity.

         SECTION 4.05 Financial Statements; Public Reports. Value Fund has previously furnished Series Fund true and complete copies of each registration statement and proxy statement filed by Value Fund with the SEC. The consolidated financial statements and schedules of Value Fund contained therein (or incorporated therein by reference) were prepared in accordance with generally accepted accounting principles applied on a consistent basis except as noted therein, and present fairly the information purported to be shown therein subject (in the case of interim unaudited financial statements) to normal year-end audit adjustments. No such registration statement, proxy statement or report, on the date of effectiveness in the case of such registration statements, on the date of mailing in the case of such proxy statements and on the date of filing in the case of such reports, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         SECTION 4.06 Full Disclosure. No representation or warranty made by or on behalf of Value Fund to Series Fund pursuant to the provisions of this Agreement contains or will contain as of the Effective Time any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein, in light of the circumstances under which they were made, not misleading.

                                    ARTICLE V

                    CONDITIONS TO CONSUMMATION OF THE MERGER;
                           SPECIAL COVENANT OF SERIES FUND

         SECTION 5.01 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions:

         (a) this Agreement shall have been adopted by the affirmative vote of the shareholders of Value Fund and Series Fund by the requisite vote of each in accordance with applicable law;

         (b) no statute, rule, regulation, executive order, decree, or injunction shall be enacted, entered, promulgated or enforced by any court or governmental authority which prohibits or restricts the consummation of the Merger;

         (c) no suit, action, claim, proceeding or investigation before any court, arbitrator or administrative, government or regulatory body, United States or foreign, shall have been threatened or shall have been commenced and be pending against either party or any of their respective affiliates, associates, officers or directors seeking to prevent or delay the transactions contemplated by, or challenging any of the terms or provisions of, the Agreement or seeking damages in connection therewith;

         (d) all approvals, consents, authorizations, orders and waivers from governmental and regulatory agencies and third parties required to consummate the transactions contemplated hereby (including the order of the Securities and Exchange Commission declaring effective the Post-Effective Amendment to Series Fund's Registration Statement on Form N-1A registering the Value Portfolio Shares under the Securities Act of 1933), which, either individually or in the aggregate, if not obtained would preclude the merger from occurring without a violation of law or would have a material adverse effect on the financial condition, results of operations or business of either party taken as a whole following the Merger, shall have been obtained.

         SECTION 5.02 Special Covenant of Series Fund. Series Fund hereby agrees to comply with the provisions of Neb. Rev. Stat. Section 22-2076(2), agrees to file a copy of this Agreement with the Secretary of State of the State of Nebraska and expressly agrees that (i) it may be served with process within or without the State of Nebraska in any proceeding in the courts of Nebraska for the enforcement of any obligation of the Value Fund and in any proceeding for the enforcement of the rights of a dissenting shareholder of

Value Fund against Series Fund and (ii) it will pay to the dissenting shareholders of Value Fund, if any, the amount to which such disserting shareholders would be entitled under the provisions of the NBCA.

                                   ARTICLE VI

                             TERMINATION; AMENDMENT

         SECTION 6.01 Termination. This Agreement may be terminated and the merger contemplated hereby may be abandoned at any time prior to the Effective Time, notwithstanding approval thereof by the shareholders of either or both parties, by mutual consent of the Boards of Directors of Series Fund and Value Fund.

         SECTION 6.02 Amendment. This Agreement may be amended by action taken by the Boards of Directors of Series Fund and Value Fund at any time before or after approval of this Agreement by the respective shareholders thereof but, after any such approval, no amendment shall be made which adversely affects the rights of such shareholders hereunder without the approval of such shareholders in the same manner as required for approval of this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of the parties hereto by a duly authorized officer thereof.

         SECTION 6.03 Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

         SECTION 6.04 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nebraska for contracts to be performed in their entirety therein, without reference to choice of law principles thereof.

         SECTION 6.05 Notices. Notices shall be sent to the addresses provided by the parties.

                  IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the day and year first above written.

                                         Weitz Series Fund, Inc.


                                         By: /s/ Wallace R. Weitz
                                             ---------------------------
                                             Wallace R. Weitz, President
ATTEST:


     /s/ Ellie E. Miller
     ---------------------
Ellie E. Miller, Secretary

                                             Weitz Value Fund, Inc.


                                        By:   /s/ Wallace R. Weitz
                                             ---------------------------
                                             Wallace R. Weitz, President

ATTEST:

   /s/ Ellie E. Miller
   -----------------------
Ellie E. Miller, Secretary

         The foregoing Agreement and Plan of Merger was duly adopted by the Board of Directors of Weitz Value Fund, Inc. on October 16, 1989, and by the Board of Directors of Weitz Series Fund, Inc. on the same day.